Exhibit 3.2

    STATE OF DELAWARE
   DEPARTMENT OF STATE
 DIVISION OF CORPORATIONS
FILED 08:30 AM 12/27/2001
   010670554 - 3474243

                              CERTIFICATE OF TRUST
                                      OF
                           PSEG POWER CAPITAL TRUST II

      THIS CERTIFICATE OF TRUST of PSEG Power Capital Trust II (the "Trust"), dated as of December 27, 2001, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.) (the "Act").

      (i) Name. The name of the business trust being formed hereby is PSEG Power Capital Trust II.

      (ii) Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are The Bank of New York (Delaware), Route 273, White Clay Center, Newark, Delaware 19711.

      (iii) Counterparts. This Certificate of Trust may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

      (iv) Effective Date. This Certificate of Trust shall be effective as of its filing with the Secretary of State of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written in accordance with Section 3811(a) of the Act.

                                    THE BANK OF NEW YORK
                                    as Trustee

                                    By: /s/ Marie E. Trimboli
                                        -------------------------------
                                        Name: Marie E. Trimboli
                                        Title: Assistant Vice President

                                    THE BANK OF NEW YORK (DELAWARE)
                                    as Trustee

                                    By: /s/ William T. Lewis
                                        -------------------------------
                                        Name: William T. Lewis
                                        Title: Senior Vice President

                                    MARK G. KAHRER, as Trustee

                                        /s/ Mark G. Kahrer
                                        -------------------------------